UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 12, 2006

PEOPLES BANCORP, INC.
(Exact name of registrant as specified in its charter)

Maryland	0-24169	52-2027776
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification No.)

P.O. Box 210, 100 Spring Avenue, Chestertown, Maryland 21620
(Address of principal executive offices) (Zip Code)

(410) 778-3500
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 12, 2006, Peoples Bancorp, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Agreement”) with Kenneth C. Fisher to acquire all of the outstanding shares of common stock (the “Shares”) of Fleetwood, Athey, Macbeth & McCown, Inc., a Maryland insurance agency (the “Agency”), for $1,000,000. The purchase price will be paid in one lump sum at the closing. The closing of the transaction is currently scheduled for December 31, 2006. Until November 11, 2006 (the “Study Period”), the Company has the right to terminate the Agreement if it determines, in its sole discretion, that the acquisition of the Shares is not feasible. The Agreement contemplates that the Agency will employ Mr. Fisher after the closing, which arrangement will be governed by a written employment agreement to be negotiated before the closing. The Agreement contains certain customary representations, warranties, indemnification provisions and other terms. A copy of the Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

The Company intends that, after the closing, the Agency will be operated as a wholly-owned subsidiary of the Company. The acquisition of the Shares is subject to, and requires the approval of, regulatory agencies. Specifically, the Company must elect with the Federal Reserve Bank of Richmond (the “FRBR”) to become a financial holding company, and the Company’s bank subsidiary, Peoples Bank, must obtain the approval of the Maryland Commissioner of Financial Regulation (the “Maryland Commissioner”) to have an affiliate. The Company’s financial holding company election was filed on October 2, 2006; an election is generally effective on the 31st day following the filing date. Peoples Bank filed its affiliate application on September 27, 2006; approval generally takes 60 days. Although the Company anticipates that its financial holding company election will become effective without delay and that Peoples Bank’s affiliate application will be approved without delay, there can be no guarantee that these regulatory matters will be effective or approved as anticipated or at all.

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about the plans, objectives, expectations and intentions of the Company and other statements contained in this filing that are not historical facts, including statements identified by words such as “expects”, “anticipates”, “intends”, or words of similar meaning generally intended to identify forward-looking statements. These forward-looking statements are based upon the current beliefs and expectations of the Company and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the Company’s control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements because of numerous possible uncertainties. Factors that could contribute to those differences include, but are not limited to, changes in regulations applicable to the business of the Company, the Agency, and their affiliates, the possibility of economic recession or slow down, changes in the general interest rate environment, competitive factors in the Company’s and/or the Agency’s marketplaces, and other business risks.

The Company cautions that the foregoing list of factors is not exclusive. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to the Company or the Agency or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above.

The Company does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

2.1	Stock Purchase Agreement dated September 15, 2006 (filed herewith)**

**
Certain exhibits to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of such exhibits to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PEOPLES BANCORP, INC.
Dated: October 10, 2006
By:  /s/ Thomas G. Stevenson

Thomas G. Stevenson
President, CEO and CFO

EXHIBIT INDEX

Exhibit	Description

2.1	Purchase Agreement dated September 15, 2006 (filed herewith)**

**
Certain exhibits to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of such exhibits to the Securities and Exchange Commission upon request.